UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TELEPHONE AND DATA SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	36-2669023 (IRS Employer Identification no.)

30 North LaSalle Street
Chicago, Illinois 60602
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER
TO WHICH THIS FORM RELATES:	333-71632

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.625% Senior Notes due 2045	New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrant’s Securities to be Registered.

A description of the Registrant’s 6.625% Senior Notes due 2045 (the “Notes”) to be registered hereby is contained under the caption “Description of Debt Securities “ set forth in the Prospectus Supplement dated March 23, 2005, and under the caption “Description of Debt Securities” set forth in the Prospectus dated March 23, 2005, as filed with the Commission under Rule  424(b)(5) under the Securities Act of 1933, as amended, with respect to the Registrant’s Registration Statement Number 333-71632, and such descriptions are incorporated herein by reference.

Item 2.                    Exhibits.

Exhibit Number	Description of Exhibit

1.

Indenture dated as of November 1, 2001 between the Registrant and BNY Midwest Trust Company (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

2.

Third Supplement Indenture dated as of March 23, 2005 between the Registrant and BNY Midwest Trust Company, including form of 6.625% Senior Notes due 2045 attached as Exhibit A thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 23, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date: March 24, 2005	By:	/s/ Peter L. Sereda
Name: Peter L. Sereda
Title: Vice President and Treasurer

Exhibit Index

Exhibit Number	Description of Exhibit

1.

Indenture dated as of November 1, 2001 between the Registrant and BNY Midwest Trust Company (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

2.

Third Supplement Indenture dated as of March 23, 2005 between the Registrant and BNY Midwest Trust Company, including form of 6.625% Senior Notes due 2045 attached as Exhibit A thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 23, 2005).